Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-170069, 333-170067, 333-163918, 333-160894, 333-158382, 333-157475 and 333-117481) of our report dated June 1, 2010 with respect to the audited consolidated financial statements of Augme Technologies, Inc. for the years ended February 28, 2010 and 2009.

We also consent to the references to us under the heading “Experts” in such Registration Statements.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

May 13, 2011